UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K-A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2011

FUEL TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fuel Tech, Inc.

27601 Bella Vista Parkway

Warrenville, IL 60555-1617

630-845-4500

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Securityholders

In the Proxy Statement of Fuel Tech, Inc. (“Fuel Tech”) provided to stockholders in connection with the 2011 Annual Meeting of Stockholders held on May 19, 2011 (the Annual Meeting), Fuel Tech’s Board of Directors (“Board”) recommended that the stockholders vote, on an advisory (non-binding) basis, in favor of an annual frequency for future “say-on-pay” votes. Say-on-pay votes are periodic advisory (non-binding) stockholder votes to approve the compensation paid to Fuel Tech’s named executive officers as disclosed in Fuel Tech’s proxy statements, and are required under Section 14A of the Securities Exchange Act of 1934, as amended. As reported in Fuel Tech’s Current Report on Form 8-K for an event dated May 19, 2011 (filed on May 24, 2011), a majority of the shares cast on the matter voted in favor of an annual frequency for say-on-pay votes. After consideration of these voting results and other factors, and consistent with the previous recommendation of the Board, on August 4, 2011 the Board approved an annual frequency for future say-on-pay votes. As a result, the Company plans to conduct a say-on-pay vote each year through 2017, when the next stockholder vote on the frequency of say-on-pay votes is required under the Exchange Act, or until the Board otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.
(Registrant)

Date: March 15, 2012

	By:	/s/ Albert G. Grigonis
Albert G. Grigonis
Senior Vice President, General Counsel
and Secretary